United States
                 Securities and Exchange Commission
                       Washington D.C. 20549

                             Form 8-K

                          Current Report
                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


         Date of Report(Date of the earliest event reported)


                            July 26, 2005
                            ____________


                           THE STEPHAN CO.
        (Exact name of registrant as specified in its charter)


     Florida                1-4436                59-676812
 (State or other       (Commission File       (I.R.S. Employer
 jurisdiction of           Number)         Identification Number)
  incorporation)

                1850 W. McNab Road
             Fort Lauderdale, Florida                    33309
    (Address of principal executive offices)           (Zip Code)

                          (954) 971-0600
        (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









ITEM 7.01.  Regulation FD Disclosure.

On July 26, 2005, the Company issued a press release announcing a timeline to bring the Company's delinquent Securities and Exchange Commission filings current, and to provide an anticipated timeframe for holding an annual meeting of shareholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01  Other Events

As previously disclosed, the SEC had questioned the Company's valuation of long-term inventory. The Company, working with its independent auditors, has responded to several follow up inquiries from the SEC regarding this matter and the Company has been recently advised that the SEC has no further comment with respect to the Company's long-term inventory valuation. As a result, the Company announced that it expects to file its Annual Report on Form 10-K for the year ended December 31, 2004 during the week of August 8, 2005.
The Company anticipates that once the Form 10-K is filed, the delinquent Form 10-Q for the quarter ended March 31, 2005 and the current report on Form 10-Q for the quarter ended June 30, 2005 will be filed by August 22, 2005. In addition, the Company anticipates that its annual meeting of shareholders will be held before September 30, 2005.

As previously reported in a press release dated June 10, 2005, the American Stock Exchange instituted delisting proceedings against the Company. The Company has appealed this determination and an oral hearing before a Listing Qualifications Panel is scheduled for July 27, 2005. The Company is unable to speculate on the outcome of the hearing and management will continue to keep shareholders apprised of any developments in connection with the hearing.


ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description

99.1        The Stephan Co. Press Release dated July 26, 2005






                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on July 26, 2005.




The Stephan Co.

By:


/s/ David Spiegel
__________________________
David Spiegel
Chief Financial Officer